CSFB05-4G2BC2 -- CB

CREDIT SUISSE FIRST BOSTON

Balance

$1,473,000.00

Delay

24

WAC 5.90000

WAM 358

Coupon

5.50000

Dated

04/01/2005

NET 5.50000

WALA 2

Settle

04/29/2005

First Payment

05/25/2005

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
98-16.00	5.649	5.652	5.656	5.662	5.673	5.709	5.800	5.843	5.877
98-18.00	5.644	5.647	5.650	5.656	5.667	5.701	5.787	5.827	5.860
98-20.00	5.639	5.642	5.645	5.651	5.661	5.693	5.774	5.812	5.843
98-22.00	5.635	5.637	5.640	5.645	5.655	5.685	5.760	5.796	5.825
98-24.00	5.630	5.632	5.635	5.640	5.649	5.677	5.747	5.781	5.808
98-26.00	5.625	5.627	5.630	5.634	5.643	5.669	5.734	5.766	5.790
98-28.00	5.620	5.622	5.625	5.629	5.637	5.661	5.721	5.750	5.773
98-30.00	5.616	5.617	5.620	5.624	5.631	5.653	5.708	5.735	5.756
99-00.00	5.611	5.613	5.615	5.618	5.625	5.644	5.695	5.719	5.738
99-02.00	5.606	5.608	5.610	5.613	5.619	5.636	5.682	5.704	5.721
99-04.00	5.602	5.603	5.605	5.607	5.613	5.628	5.669	5.688	5.704
99-06.00	5.597	5.598	5.599	5.602	5.606	5.620	5.656	5.673	5.686
99-08.00	5.592	5.593	5.594	5.596	5.600	5.612	5.643	5.658	5.669
99-10.00	5.587	5.588	5.589	5.591	5.594	5.604	5.630	5.642	5.652
99-12.00	5.583	5.583	5.584	5.586	5.588	5.596	5.617	5.627	5.635
99-14.00	5.578	5.579	5.579	5.580	5.582	5.588	5.604	5.611	5.617
99-16.00	5.573	5.574	5.574	5.575	5.576	5.580	5.591	5.596	5.600
Spread @ Center Price	87	90	94	98	105	116	152	162	171
WAL	25.55	23.97	22.07	19.72	16.54	11.37	5.79	4.76	4.17
Mod Durn	13.32	12.90	12.35	11.58	10.34	7.82	4.82	4.07	3.63
Principal Window	Jul27 - Feb35	Apr25 - Feb35	Sep22 - Feb35	Oct19 - Feb35	Jul15 - Feb35	Mar11 - Feb35	Feb10 - Feb35	Jun09 - Oct10	Jan09 - Dec09
Prepay	150 PSA	175 PSA	200 PSA	225 PSA	250 PSA	275 PSA	300 PSA	325 PSA	350 PSA
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 2.789 3.721 3.874 4.121 4.460 4.745

This information is being provided in response to your specific request for information. The information has been prepared an for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminar decision with respect to the security should be made by you based solely upon the information contained in the final prosp registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.